SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2003

METRO-GOLDWYN-MAYER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

2500 Broadway Street, Santa Monica, CA		90404
(Address of Principal Executive Offices)		(Zip Code)

(310) 449-3000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report.)

Item 7.    Financial Statements and Exhibits

99    Press Release dated April 24, 2003.

Item 9.    Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On April 24, 2003, Metro-Goldwyn-Mayer Inc. issued a press release with respect to its financial results for the first fiscal quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99 hereto and incorporated herein by reference.

The press release contains non-GAAP financial measures. Under Regulation G adopted by the Securities and Exchange Commission effective March 28, 2003, a “non-GAAP financial measure” is defined as a numerical measure of the issuer’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures as well as a statement disclosing the reasons why the Company’s management believes that the non-GAAP financial measures provide useful information to investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

Date: April 24, 2003	By:	/s/ JAY RAKOW
	Name: Title:	Jay Rakow Senior Executive Vice President and General Counsel